Exhibit 10.1

                         MILLENIUM HOLDING GROUP, INC.
                                 12 Winding Road
                               Henderson, NV 89052
                               Tel: (702) 492-7721
                               Fax: (702) 492-7728


June 4, 2004

Mark Anderson
Camden Holdings, Inc.
9595 Wilshire Boulevard, #510
Beverly Hills, CA 90210
Via US Mail;
Via Fax: 310 275-7095; and
Via e-mail: summittmar@aol.com and camdenholdings@aol.com

RE: Cancellations of Consulting Agreement, U.S. Probe Agreement and Return of Stock

Dear Sir:

This letter is your notice that Millenium Holding Group, Inc. is canceling the Consulting Agreement between our companies dated November 18th, 2003 and demands the return of 505,051 shares of free trading common stock of the Company evidenced by certificate 7686. You have failed to perform under the terms of the Agreement in that you have not introduced the Company to acquisition candidates that had "no negative cash flow, valuation of at least two million dollars, and no outstanding debt, and no material litigation". Additionally, Millenium is also canceling the Asset and License Purchase Agreement executed as of March 29, 2004. U.S. Probe has no value and it does not meet the criteria set forth above.

You have invested $45,000.00 in Millenium and I am causing to have issued 90,000 shares of our common stock restricted pursuant to Rule 144.

It is not now my intention to discuss the other misrepresentations and false statements made by you during the past few months or the difficulties your activities and/or lack of activity have caused Millenium. I will sign a release upon receipt of the 505,051 common shares. Failure on your part to comply with the enclosed demand by 5:00 PM PDT on Tuesday June 8, 2004 will leave me no alternative but to pursue all legal remedies that may be available.

Sincerely,

MILLENIUM HOLDING GROUP, INC.


BY: /s/ Richard L. Ham
   -------------------------
         Richard L. Ham
         President


cc: Carl Ranno, General Counsel